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                                                                   EXHIBIT 10.12

                             CONSENT TO SUB-SUBLET

MACK-CALI CAMPUS REALTY L.L.C. ("Lessor") and The Ayco Company, L.P. ("Sublessor") hereby consent to the Sub-Sublease dated July 3, 2001 ("Sub-Sublease") by PARSON GROUP, LLC ("Sub-Sublessor"), to ENDEAVOR PHARMACEUTICALS, INC. ("Sub-Sublessee") for a term commencing on June 25, 2001 and ending on March 30, 2004 of a portion of the third (3rd) floor ("Sublet Space") in the building known as 8 Campus Drive, Parsippany, New Jersey (the "Building"), which Sublet Space is the premises (the "Premises") now leased, and demised by Lessor to Sublessor by that certain lease now between Lessor's predecessor in interest, Mack-Cali Realty, L.P., and Sublessor dated September 30, 1998, as amended by First Amendment to Lease dated August 4, 1999 and Second Amendment to Lease dated April 4, 2000 (which lease, as the same may have been and may hereafter be amended, is hereinafter called the "Lease"), and subleased by Sublessor to Sub-Sublessor, such consent being subject to and upon the following terms and conditions, to each of which Sub-Sublessor and Sub-Sublessee consent and agree to be bound:

         1. The Sub-Sublease is subordinate to, and Sub-Sublessee accepts the Sub-Sublease subordinate to, the Lease, the Sublease, and the matters to which the Lease and Sublease are subordinate. The Sub-Sublease is also subordinate to, and Sub-Sublessee accepts the Sub-Sublease subordinate to, any amendments to the Lease hereafter made between Lessor and Sublessor. Copies of the documents comprising the Lease have been delivered to and reviewed by Sub-Sublessee. Sub-Sublessee acknowledges that neither Sublessor nor Sub-Sublessor can convey to Subtenant any greater estate than either has been granted pursuant to the Lease or the Sublease.

         The provisions of the Lease are incorporated in the Sub-Sublease by reference with the same force and effect as if they were fully set forth therein, except as otherwise specifically provided herein.

         Sub-Sublessee covenants that it will not do anything in or with respect to the Premises or omit to do anything which it is obligated to do under the terms of the Sub-Sublease which would constitute a default under the Lease or Sublease or might cause the Lease, Sublease or the rights of Lessee or Sub-Sublessor thereunder to be canceled, terminated or forfeited or might make Sublessor or Sub-Sublessor liable for any damages, claims or penalties.

         2. Lessor, Sublessor, and Sub-Sublessor shall not be liable for any damages to property or injury persons sustained by Sub-Sublessee or others, caused by conditions or activities on the Sublet Space. Sub-Sublessee shall indemnify the Lessor, Sublessor and Sub-Sublessor against all claims arising therefrom and shall carry liability insurance as required by the Sub-Sublease.

         3. Sub-Sublessee shall look only to Sub-Sublessor for any services to be furnished to Sub-Sublessee in accordance with the Sub-Sublease.

         4. Sub-Sublessee shall not make any alterations, additions or improvements upon or to the Sublet Space without the prior written consent of Lessor, Sublessor and Sub-Sublessor. Any permitted alterations, additions and improvements shall be made at the sole cost of the Sub-Sublessee and shall become the property of Lessor and shall remain on and be surrendered with the Sublet Space at the termination of the Sub-Sublease, or removed if so requested by Sublessor at the time that Sublessor provides its written consent. Sub-Sublessee shall deliver up the same, at the expiration or sooner termination of the term of the Sub-Sublease, in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect by Sub-Sublessee or its agents, servants, visitors or licensees excepted.
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         5.       At all reasonable hours, the Sublet Space shall be open to
Lessor, Sublessor and Sub-Sublessor, their agents and representatives for inspecting or for repairs, additions or alterations by such party.

         6. Sub-Sublessor and Sub-Sublessee (individually hereafter, "Indemnitor") each warrant and represent that it has dealt with no broker or any other person who would legally claim to be entitled to receive a brokerage commission or finder's or consultant's fee from the Lessor or Sublessor with respect to this transaction, except Peter Elliot, New Jersey, LLC and Newmark/JGT, New Jersey, LLC (the "Brokers"). Indemnitor shall indemnify Lessor and Sublessor against the claim of any person, firm or corporation arising out of any inaccuracy or alleged inaccuracy of the above representation. Sub-Sublessee and Sub-Sublessor shall indemnify, defend and hold Lessor and Sublessor harmless against any claims by the Brokers in connection with the Sub-Sublease.

         7. Sub-Sublessee covenants to hire said premises and to pay the rent therefore as aforesaid, that it will commit no waste, nor suffer the same to be committed thereon, nor injure nor misuse the same; and also that it shall not make alterations therein, nor use the same for any purpose but that hereinbefore authorized. Sub-Sublessee has inspected the Sublet Space and accepts same in its present condition, without any warranties or representations (express or implied) being relied upon and is relying upon its own inspection. Sub-Sublessee further covenants that the Sub-Sublease shall not be assigned, encumbered or otherwise transferred, the Sublet Space shall not be further sublet by Sub-Sublessee, in whole or in part, and Sub-Sublessee shall neither suffer nor permit any of the Sublet Space to be used or occupied by others without the prior consent of Lessor, Sublessor and Sub-Sublessor in each instance.

         8. In the event of a default by Sublessor under the Lease which results in termination of such Lease, or in the event of a default by Sub-Sublessor under the Sublease which results in a termination of the Sublease, the Sub-Sublease shall, at the option of the Lessor or Sublessor, as applicable, remain in full force and effect and the Sub-Sublessee shall attorn to and recognize Lessor as Landlord under the Sub-Sublease and shall promptly upon such Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The Sub-Sublessee hereby waives all rights under any present or future law or otherwise to elect, by reason of the termination of the Lease, to terminate the Sub-Sublease or surrender possession of the premises demised thereby.

         9. This Consent shall not be construed as a consent by Lessor or Sublessor to, or as permitting, any other or further licensing, subletting or assignment by Sub-Sublessor or Sub-Sublessee or any amendment of the Sublease.

         10. Although duplicate originals of the Sub-Sublease has been delivered to Lessor and Sublessor for their information, Lessor and Sublessor are not a party thereto and are not bound by its provisions; however, any modification or amendment to the Sub-Sublease without the prior written consent of Lessor and Sublessor in each instance, shall be deemed a default under the Lease and the Sublease. Nothing contained herein shall be construed as a consent to or approval or ratification by Lessor or Sublessor of, any of the particular provisions of the Sub-Sublease of any of the particular provisions of the Sub-Sublease or as a representation or warranty by Lessor or Sub-Lessor.

         11. Sub-Sublessee represents that Sub-Sublessee is financially responsible, of good reputation and is engaged in a business which meets the standard set by Lessor for the Building and its tenants. Sub-Sublessee will use the Sublet Space for general office purposes, and for no other purposes.
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         12.      Sub-Sublessee and Sub-Sublessor agree that the liability of
Lessor under the Lease, Sublease, Sub-Sublease and this Consent and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Premises and the Sublet Space shall be limited to Lessor's interest in the Building and in no event shall Sub-Sublessee and Sub-Sublessor make any claim against or seek to impose any personal liability upon any general or limited partners of Lessor, or any principal of any firm or corporation that may hereafter be or become the Lessor.

         13. Sub-Sublessor shall continue during the term of the Lease or any renewals thereof to be liable and responsible for the due performance of all of the covenants, agreements, terms, provisions and conditions set forth in the Sublease or the Sub-Sublessor's part to be performed including but not limited to its obligation to pay all charges or payments which shall be come due to Lessor from Sub-Sublessee by reason of its occupancy of the Sublet Space. Nothing herein contained is intended to waive or shall be construed to waive any breach of the Lease or Sublease or any right of the Lessor or Sublessor against any person, firm, association, corporation or entity liable or responsible for the performance of the Lease of Sublease or to enlarge or increase Lessor's or Sublessor's obligations thereunder, and all provisions, consents, agreements, terms and conditions of the Lease and the Sublease are hereby declared to be in full force and effect.

         14. If any provisions of this Consent shall be at variance with the provisions of the Sub-Sublease, the provisions of this Consent shall prevail. This Consent shall not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of such change is sought. Nothing contained herein shall be deemed to modify the terms of the Lease.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the 12th day of July, 2001.

SUBLESSOR:                                   SUB-SUBLESSOR:

THE AYCO COMPANY, L.P.                       PARSON GROUP, LLC
By: Hambre, Inc., General Partner


By: /s/ Peter R. Martin                      By: /s/ C. Joseph
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Name: Peter R. Martin                        Name: C. Joseph
Title: Vice President                        Title: CFO

LESSOR:                                      SUB-SUBLESSEE:
MACK-CALI CAMPUS REALTY L.L.C.               ENDEAVOR PHARMACEUTICALS, INC.

By:  Parsippany Office Associates L.L.C.
By:  Mack-Cali Realty, L.P., member
By:  Mack-Cali Realty Corporation,
     its general partner


By: /s/ Michael K. Nevins                    By: /s/ Stephen F. Rizzo
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     Michael K. Nevins                            Stephen F. Rizzo
     Vice President of Leasing                    Vice President